               CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT


       CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT ("AGREEMENT") dated as of June 16, 1998 between Zitel Corporation, a California corporation (the "COMPANY"), and each person or entity listed as an investor on SCHEDULE I attached to this Agreement (each individually an "INVESTOR" and collectively the "INVESTORS").


                                W I T N E S S E T H:


       WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, 3% Convertible Subordinated Debentures due June 15, 1999 (the "Debentures"), in the aggregate principal amount of $10,000,000 at an aggregate price of $10,000,000, having the rights and privileges set forth in the Debentures in the form of EXHIBIT 1.1A attached hereto (the "Initial Issuance"), on the terms and conditions set forth herein; and

       WHEREAS, the Company may require the Investors to purchase additional Debentures in the aggregate principal amount of $10,000,000 pro rata to their investments in the Initial Issuance during the six (6) months following the effective registration of the shares issuable upon conversion of the Debentures and the exercise of the Warrants (as defined below) as described herein;

       WHEREAS, the Debentures will be convertible into shares ("COMMON SHARES") of common stock, no par value of the Company ("COMMON STOCK"), pursuant to the terms of the Debentures, and the Investors will have registration rights with respect to such Common Shares and the Warrant Shares (as defined herein), pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of
EXHIBIT 4.2(f) hereto ("REGISTRATION RIGHTS AGREEMENT"); and

       WHEREAS, to induce the Investors to purchase the Debentures, the Company has agreed to issue to the Investors warrants exercisable for 150,000 shares of Common Stock, and upon purchase of the additional Debentures, the Company will issue to the Investors warrants exercisable for 150,000 shares of Common Stock pro rata to their investments in the Initial Issuance, in the form attached as
EXHIBIT 1.1B (the "WARRANTS");

       NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE I

                    PURCHASE AND SALE OF DEBENTURES AND WARRANTS



       Section 1.1 ISSUANCE OF DEBENTURES AND WARRANTS. Upon the following terms and conditions, the Company shall issue and sell to each Investor severally, and each Investor severally shall purchase from the Company, the outstanding principal amount of Debentures indicated next to such Investor's name on SCHEDULE I attached hereto.

              (a) INITIAL ISSUANCE. Upon the following terms and conditions, the Company shall issue and sell to each Investor severally, and each Investor severally shall purchase from the Company, the principal amount of Debentures and the number of Warrants indicated next to such Investor's name on SCHEDULE I attached hereto.

              (b) PURCHASE PRICE. The purchase price for the Debentures to be acquired by each Investor (the "PURCHASE PRICE") shall be the Purchase Price set forth next to such Investor's name on SCHEDULE I.

              (c)    THE CLOSING.

                     (i) The closing of the purchase and sale of the Debentures and the Warrants (the "Closing"), shall take place at 10:00 am., local time on the later of the following: (x) June 16, 1998, (y) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (z) such other time and place and/or on such other date as the Investors and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

                     (ii) On the Closing Date, the Company shall deliver to each Investor (x) certificates (with the number of and outstanding principal amount of such certificates requested by such Investor) representing the Debentures purchased hereunder by such Investor at the Closing registered in the name of such Investor or its nominee and (y) the Warrants registered in the name of Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to the Company the Purchase Price for the Debentures purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by the Company. The delivery of payment by each Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the applicable Closing. Notwithstanding anything to the contrary herein, the Closing may be conducted through LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 (the "Escrow Agent") as set forth in that certain escrow agreement dated as of June 15, 1998 among the Company, the Escrow Agent and Rochon Capital

              Company, Ltd.



                                     ARTICLE II

                           REPRESENTATIONS AND WARRANTIES



       Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof and on each Closing Date:

              (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of California and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries other than the subsidiaries listed in Section 2.1(a) of the Company's disclosure schedule delivered to the Investors and attached hereto (the "Disclosure Schedule"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

              (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement and to issue the Debentures and Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Debentures, the Common Shares and the Warrant Shares have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement, the Warrants, the Debentures and the Registration Rights Agreement have been duly executed and delivered by the Company, and (iv) this Agreement, the Warrants, the Debentures and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

              (c)    CAPITALIZATION.   As of June 10, 1998, the authorized
capital stock of the Company consisted of 40,000,000 shares of Common Stock and 1,000,000 shares of preferred stock; there are 17,746,606 shares of Common Stock and no shares of preferred stock issued and outstanding; and 2,872,852 shares of Common Stock and no shares of preferred stock are reserved for issuance to persons other than the Investors and the holders of the Company's
5% Convertible Subordinated Debentures due 1999.  After the Closing,
2,872,852 shares of Common Stock and no shares of preferred stock will be reserved for issuance to persons other than the Investors and the holders of the Company's 5% Convertible Subordinated Debentures due 1999. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and nonassessable. No shares of capital stock are entitled to preemptive rights; and there are as of the date hereof outstanding options for 2,250,726 shares of Common Stock and no outstanding warrants for shares of Common Stock (excluding the Warrants).
Except as set forth in Section 2.1(c) of the Disclosure Schedule, there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Attached hereto as EXHIBIT 2.1(c)(i) is a true and correct copy of the Company's Articles of Incorporation (the "CHARTER"), as in effect on the date hereof, and attached hereto as EXHIBIT 2.1(c)(ii) is a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS").

              (d) ISSUANCE OF COMMON SHARES. The Common Shares and the shares of Common Stock issuable upon the exercise of the Warrants (the "WARRANT SHARES") are duly authorized and reserved for issuance and, upon such conversion in accordance with the Debentures and/or exercise in accordance with the Warrants such Common Shares and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Nasdaq National Market System ("NASDAQ NMS") (or the American Stock Exchange or the New York Stock Exchange, collectively with the Nasdaq NMS, the "APPROVED MARKETS"), and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed on the Nasdaq NMS.

              (e) NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Debentures and the Warrants do not and will not (i) result in a violation of the Company's Charter or By-Laws or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with all applicable laws, ordinances or regulations of any governmental entity. The Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures and the Warrants or issue and sell the Debentures in accordance with the terms hereof and issue the Common Shares upon conversion thereof and issue the Warrant Shares on exercise of the Warrants and for the registration provisions provided in the Registration Rights Agreement, except as specified herein and in the Registration Rights Agreement and the Warrant.

              (f) SEC DOCUMENTS; NO NON-PUBLIC INFORMATION; FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since September 30, 1997, all annual SEC Documents filed with the SEC since September 30, 1996, and all press releases issued by the Company since September 30, 1997 as set forth in Section 2.1(f) of the Disclosure Schedule (the "Press Releases"). The Company has not directly or indirectly provided to the Investor any information that currently constitutes material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents and Press Releases contain all material information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents and the Press Releases not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

              (g) PRINCIPAL EXCHANGE/MARKET. The principal market on which the Common Stock is currently traded is the Nasdaq NMS.

              (h) NO MATERIAL ADVERSE CHANGE. Since September 30, 1997, no Material Adverse Effect has occurred or exists, and no event or circumstance which has not been disclosed in the SEC Documents and Press Releases has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries.

              (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 2.1(i) of the Company Disclosure Schedule, the Company and its subsidiaries have no liabilities or obligations not disclosed in the SEC Documents or the Press Releases, other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since September 30, 1997, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

              (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

              (k) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act")) in connection with the offer or sale of the Debentures or Common Shares.

              (l) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Debentures, the Warrants or the Common Shares or Warrant Shares under the Act.

              The issuance of the Debentures, Warrants, Common Shares, or Warrant Shares to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq NMS.

              (m) FORM S-3. The Company is eligible to file a Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder for transactions involving secondary offerings, and Form S-3 is permitted to be used for the transactions contemplated by the Registration Rights Agreement involving secondary offerings under the Act and rules promulgated thereunder.

              (n) INTELLECTUAL PROPERTY. The Company (and/or its wholly-owned subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("INTELLECTUAL PROPERTY") associated with its business. The Company and its subsidiaries have all intellectual property rights which are material to the conduct of the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company and its subsidiaries have no reason to believe that the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict. The Company and its subsidiaries have no knowledge of any material infringement of its intellectual property by any third party.

              (o) SHAREHOLDER RIGHTS PLAN. None of the acquisition of Debentures, Warrants, Common Shares or Warrant Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Debentures or the exercise of the Warrants will trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

              (p) NO LITIGATION. Except as set forth in Section 2.1(p) of the Disclosure Schedule, no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely effect the transactions contemplated hereby. The legal proceedings described in the Disclosure Schedule will not have an effect on the transactions contemplated hereby, and will not have a Material Adverse Effect on the Company.

              (q) BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby, except for amounts owing to Rochon Capital Group, Ltd. which amounts shall be paid exclusively by the Company, pursuant to a separate agreement.

              (r) ACKNOWLEDGEMENT OF DILUTION. The number of shares of Common Stock constituting Common Shares or Warrant Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Common Shares upon conversion of Debentures and Warrant Shares upon exercise of the Warrants is absolute and unconditional (except as limited by NASD Rule 4460(i) and any similar rule of any other Approved Market on which the Common Stock may then be trading, Section 12 of the Debentures and
Section 9 of the Warrants), regardless of the dilution that such issuance may have on other shareholders of the Company.

              (s) OTHER INVESTORS. Except as set forth in Section 2.1(s) of the Disclosure Schedule, there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth in SCHEDULE 2.1(s), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, that have anti-dilution or similar rights that would be affected by the issuance of the Debentures, the Common Shares, the Warrant Shares or the Warrants.

              (t) CERTAIN TRANSACTIONS. Except as disclosed in the SEC Documents and Section 2.1(t) of the Disclosure Schedule, none of the officers, directors, or employees of the Company is presently a party to any material transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

              (u) PERMITS; COMPLIANCE. The Company and each of its subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a material effect on the Company. Neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since September 30, 1996, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

              (v) INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

              (w) INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (x) ENVIRONMENTAL MATTERS. Except as otherwise disclosed in the SEC Documents, the Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws and no event or condition has occurred that may interfere with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

              (y)    SOLVENCY.

                     (i) The Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including contingent liabilities) as they mature.

                     (ii) The Company's assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including the Company's capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

                     (iii) The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                     (iv) The Company does not intend, and does not believe, that final judgments against the Company in actions for money damages will be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered. The Company's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                     Neither the Company nor any of its subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

              (z) TAXES. All federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. All taxes shown on such returns and any deficiency assessments, penalties and interest have been paid. All taxes required to be withheld by or on behalf of the Company in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.


       Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

              (a) AUTHORIZATION; ENFORCEMENT. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Debentures being sold hereunder and to acquire the Warrant, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

              (b) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the performance under the Debentures and Warrants and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants or the Debentures.

              (c) INVESTMENT REPRESENTATION. Such Investor is purchasing the Debentures and the Warrants for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Debentures, Warrants, Common Shares, or Warrant Shares in violation of Federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell the Debentures, Warrants, Common Shares or Warrant Shares to or through any person or entity; PROVIDED, however, that by making the representations herein, such Investor does not agree to hold the Debentures, Warrants, Common Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Debentures, Warrants, Common Shares or Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

              (d) ACCREDITED INVESTOR. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Debentures and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Debentures pursuant hereto.

              (e) RULE 144. Such Investor understands that there is no public trading market for the Debentures or Warrants, that none is expected to develop, and that the Debentures and Warrants and the Common Shares and Warrant Shares must be held indefinitely unless the Common Shares and Warrant Shares are registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

              (f) BROKERS. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby, except for amounts owing to Rochon Capital Group, Ltd., which amounts will be paid exclusively by the Company, pursuant to a separate agreement.

              (g) RELIANCE BY THE COMPANY. Such Investor understands that the Debentures and Warrant are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Debentures and Warrants.


                                    ARTICLE III

                                     COVENANTS

       Section 3.1 REGISTRATION AND LISTING; EFFECTIVE REGISTRATION. Until such time as no Debentures or Warrants are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Debentures or Warrants are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq NMS or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Shares and the Warrant Shares to be listed on the Nasdaq NMS no later than the registration of the Common Shares or the Warrant Shares under the Act, and at all times shall continue such listing(s) on one of the Approved Markets. As used herein and in the Registration Rights Agreement, the Debenture and the Warrants, the term "EFFECTIVE REGISTRATION" shall mean that all registration obligations of the Company pursuant to the Registration Rights Agreement and this Agreement have been satisfied, all Registrable Securities (as defined in the Registration Rights Agreement) have been registered for resale by the Investors, such registration is not subject to any suspension or stop order, the prospectus for the Common Shares issuable upon conversion of the Debentures and the Warrant Shares issuable upon exercise of the Warrants is current and such Common Shares and Warrant Shares are listed for trading on one of the Approved Markets and such trading has not been suspended for any reason, none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding, and no Interfering Event (as defined in Section 2(b) of the Registration Rights Agreement) exists.

       Section 3.2   DEBENTURES ON CONVERSION AND WARRANTS ON EXERCISE.

              (a) Upon any conversion by an Investor (or then holder of Debentures) of the Debentures pursuant to the terms thereof, the Company shall issue and deliver to such Investor (or holder) within three (3) Trading Days of the Conversion Date (as defined in the Debenture) a new certificate or certificates for the number of Debentures which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Investor or holder).

              (b) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within three (3) days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares, in accordance with the terms of Section 2 of the Warrants.

       Section 3.3   REPLACEMENT DEBENTURES AND WARRANTS.

              (a) The certificate(s) representing the Debentures held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Debentures, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

              (b) The Warrants will be exchangeable at the option of the Investor (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such

Warrants.  No service charge will be made for such transfer or exchange.

       Section 3.4 EXPENSES. The Company shall pay in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and attorneys' fees and expenses of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("Investors' Counsel"), up to a maximum amount of $30,000, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures, the Warrants and the related agreements and documents and the transactions contemplated hereunder and thereunder. At Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same.

       Section 3.5 SECURITIES COMPLIANCE. The Company shall notify the SEC and the Nasdaq NMS, in accordance with their requirements, of the transactions contemplated by this Agreement, the Debenture, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Debentures hereunder, the Common Shares issuable upon conversion thereof, the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

       Section 3.6 DIVIDENDS OR DISTRIBUTIONS. So long as any Debentures remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or
(b) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

       Section 3.7 NOTICES. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

       Section 3.8 USE OF PROCEEDS. The Company agrees that the proceeds received by the Company from the sale of the Debentures hereunder shall be used for working capital purposes and a possible investment in Matridigm Corporation in an amount consistent with past investment practices.

       Section 3.9   RIGHT OF FIRST REFUSAL; ADJUSTMENTS.

              (a) Until the expiration of twelve (12) months from the Closing Date, the Company shall not (i) sell or otherwise issue or deliver any shares of Common Stock or other equity securities or any securities which are convertible into or exchangeable for shares of its Common Stock or other equity securities or any convertible or exchangeable security, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of shares of Common Stock or other equity securities to any party other than the Investors or their affiliates (a "THIRD PARTY") (other than in a bona-fide public offering conducted on the basis of a firm commitment underwriting with a price to the public of at least $10,000,000 and other than shares or options issued or which may be issued pursuant to the Company's currently existing employee or director option plans and employee stock purchase plans as such plans may be amended from time to time consistent with practices of other companies in the high-technology sector, or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date listed in Section 2.1(c) of the Disclosure Schedule, or (ii) obtain any equity or equity related financing from any Third Party, unless such offer, sale, issuance or financing ("FINANCING TRANSACTION") is first offered to the Investors. The Company shall make such offer by providing each Investor with written notice of the Company's intention to enter into the Financing Transaction with such Third Party together with a term sheet identifying all such Third Parties and containing all the economic terms and significant provisions of the Financing Transaction (the "OFFER"). Such
Offer shall be given with respect to each Financing Transaction negotiated by the Company with any Third Party. The Investors shall have ten (10) business days from receipt of the Offer to deliver a written notice to the Company that the Investors wish to accept the Offer in whole but not in part (subject to satisfactory due diligence and reasonably acceptable definitive documentation) for the Financing Transaction. If certain Investors choose not to participate, the other Investors may increase their participation on a proportional basis. If the Investors reject the Offer entirely or fail to respond within such ten (10) business day period, then the Company shall be permitted to complete such Financing Transaction with the Third Party within thirty (30) days on terms and conditions identical to those contained in the Offer. If any Financing Transaction is contemplated on terms and conditions not identical to those contained in the Offer or with definitive documentation not identical to that proposed by the Company with respect to the Offer or if such Financing Transaction is not consummated with such Third Party within 30 days, then such Financing Transaction shall be deemed a new Financing Transaction and the Investors shall again be entitled to receive an Offer for such Financing Transaction on such new terms and conditions (and/or with such new definitive documentation if applicable) or upon the same terms if the Third Party fails to consummate the Financing Transaction in the period specified in this sentence. The rights of the Investors under this paragraph 3.9 (a) as to any securities, instruments or rights issued which are exercisable or exchangeable for, or convertible into, shares of Common Stock, where (i) the exercise, exchange or conversion price is at a discount of 10% or greater from the then market price of the Common Stock, or (ii) holders of such securities, instruments or rights may acquire additional shares of Common Stock as a result of a one-time or periodic adjustments to the exercise, exchange or conversion price, shall survive a Change of Control Transaction, as defined in the Debenture.

              (b) If at any time within twelve (12) months from the Closing Date the Company issues Common Stock (or securities or rights exercisable or exchangeable for, or convertible into, Common Stock) in a private placement at a discount greater than the discount specified in Section 5(c) of the Debentures or at a ceiling, conversion, exercise or exchange price less than the Conversion Price (as defined in the Debentures and as adjusted pursuant to the terms thereof), then the Debentures will automatically (at the Investor's request) be adjusted to provide for such greater discount or lower or more favorable conversion, exercise or exchange price, as applicable. This paragraph 3.9 (b) shall not apply to issuances pursuant to currently existing employee or director option or stock purchase plans as such plans may be amended from time to time consistent with practices of other companies in the high-technology sector or with respect to the items listed in Section 2.1(c) of the Disclosure Schedule.

       Section 3.10 RESERVATION OF STOCK ISSUABLE UPON CONVERSION AND UPON EXERCISE OF THE WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures and the full exercise of the Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures, the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Debentures and the exercise of the Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the aggregate shares issuable upon conversion of Debentures, and 200% of the aggregate shares issuable on exercise of Warrants, which number may be reduced by the number of Common Shares or Warrant Shares actually delivered pursuant to conversion of Debentures or exercise of the Warrants and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. When the adjustments to the Conversion Price (as defined in the Debenture) pursuant to Sections 5(d) and 5(e) of the Debenture have been completed, the percentages set forth in the preceding sentence shall be reduced from "200%" to "103%". If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 30 days of its start, then the Investors will be entitled to the discount adjustments specified in Section 2(b)(i) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Debentures or the full exercise of the Warrants, the Investors shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement. The Company shall not be permitted to engage in any transaction if, after giving effect thereto, the Company would not be in compliance with the reservation requirements of this Section 3.10.

       Section 3.11 BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Article IV of this Agreement.

       Section 3.12 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Debentures, Warrants, Common Shares and Warrant Shares, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Debentures, Warrants, Common Shares and Warrant Shares for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date.

       Section 3.13  NO SENIOR INDEBTEDNESS; LIMITATIONS ON ISSUANCE OF EQUITY.

              (a) So long as any Debentures remain outstanding, the Company agrees that neither the Company nor any direct or indirect subsidiary of the Company shall create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, except for Senior Debt as defined in the Debenture, debt owed to a financial institution which debt is unsecured other than by accounts receivable or trade payables incurred in the ordinary course of business consistent with past practices, unless junior to the Debentures in all respects. For purposes of this Section 3.13, "financial institution" excludes, without limitation, any investment company, or any entity that would be an investment company, but for the exclusions provided by Section 3(c)(1) or
Section 3(c)(7) of the Investment Company Act of 1940, as amended.

              (b) Until the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC and the Common Shares are subject to Effective Registration, neither the Company nor any of its subsidiaries will issue any equity securities or instruments or rights convertible into or exchangeable or exercisable for any equity securities except pursuant to current employee and director option and stock purchase plans in amounts and at prices consistent with past practice and with respect to items listed in Section 2.1(c) of the Disclosure Schedule.

       Section 3.14  ADDITIONAL ISSUANCE.  In the event that:

                     (i) the closing bid price of a share of Common Stock on the principal Approved Market has been $6.00 (such $6.00 price being subject to the same adjustments as may from time to time be made to the Conversion Price) or more for each of the preceding 30 Trading
       Days, and

                     (ii) there is, and has been for each of the preceding 30 Trading Days, Effective Registration, and

                     (iii) there are not, and have not been in any of the preceding 30 Trading Days, any Interfering Events (as such term is defined in the Registration Rights Agreement), and

                     (iv) no Event of Default (as defined in the Debentures) shall have occurred, be likely to occur or be threatened, and

                     (v) the average of the aggregate market value of all the shares of Common Stock trading on the principal Approved Market for each of the 30 preceding Trading Days (exclusive of "block trades", which shall mean trades in excess of 20,000 shares of Common Stock) shall be in excess of $3,500,000, and

                     (vi) the Company shall have a net worth of at least $27,000,000 and a market capitalization of at least $100,000,000, as certified in writing to the Investors by the chief financial officer of the Company, and

                     (vii) there have been no breaches by the Company that have not been fully cured under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants, and

                     (viii) all the Company's representations and warranties contained in this Agreement, the Registration Rights Agreement, the Debentures and the Warrants shall continue to be true, and all the Company's covenants contained in this Agreement, the Registration Rights Agreement, the Debentures and the Warrants shall have been performed when and as required, all as certified in writing by the chief financial officer of the Company, and

                     (ix) 200% of the number of shares of Common Stock into which the Debentures (whether already issued and outstanding or issuable pursuant to this Section 3.14) could be converted and 200% of the number of Warrant Shares for which the Warrants could be exercised shall be authorized, available, reserved for such conversion or exercise and subject to an effective registration statement under the Securities Act, and

                     (x) the issuance of all Common Shares and Warrant Shares issuable upon conversion of the Debentures (including the Debentures issuable pursuant to this Section 3.14) have been approved by the shareholders of the Company pursuant to NASD Rule 4460(i);

THEN the Company may compel the Investors upon written notice (assuming the conditions specified in (i) through (x) above were also satisfied as of the date of such notice and as the date of the closing described below) thereto to purchase, for immediately available funds $1.00 principal amount of additional Debenture for each $1.00 principal amount of Debenture purchased by the Investors at the Closing of the Initial Issuance, and the Company will issue to the Investors an aggregate of 150,000 Warrants pro rata to the Warrants issued at such Closing; PROVIDED that such mandatory purchase may not be consummated until the Registration Statement has been declared effective by the SEC and must be consummated within 180 days of the date on which the Registration Statement is so declared effective or else the Company's rights under this Section 3.14 will expire; PROVIDED FURTHER that such closing will take place no earlier than 5 Trading Days after receipt by the Investors of the written notice hereunder unless the Investors agree otherwise in writing; PROVIDED ADDITIONALLY that such additional Debenture will be purchased by the Investors in proportion to their purchases of the initial Debentures at the Closing and the obligations of such Investors under this Section 3.14 shall be in all respects several and not joint; and PROVIDED FINALLY that (x) all the closing conditions contained in Section 4.2 shall be satisfied again at the time additional Debentures are issued under this Section 3.14, and (y) the Common Shares underlying the Debentures to be purchased and Warrants to be issued pursuant to this Section 3.14 will be subject to Effective Registration on the date of closing pursuant to this
Section 3.14.

                                     ARTICLE IV

                               CONDITIONS TO CLOSINGS



       Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE DEBENTURES. The obligation hereunder of the Company to issue and/or sell the Debentures to the Investors at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

              (a) ACCURACY OF THE INVESTORS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall have been true and correct in all material respects as of such date).

              (b) PERFORMANCE BY THE INVESTORS. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

              (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debentures or the Warrants.

       Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO PURCHASE THE DEBENTURES. The obligation hereunder of each Investor to acquire and pay for the Debentures at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Investor's benefit and may be waived by each Investor at any time in its sole discretion.

              (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall have been true and correct in all material respects as of such date).

              (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

              (c) NASDAQ NMS. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the Nasdaq NMS (or other Approved Market), and trading in securities generally as reported by the Nasdaq NMS (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall not have been delisted from the Nasdaq NMS (or any other Approved Market where they are currently listed).

              (d) NO INJUNCTION. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debenture or the Warrants.

              (e) OPINION OF COUNSEL. At the Closing, the Investors shall have received an opinion of counsel to the Company in the form attached hereto as EXHIBIT 4.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

              (f) REGISTRATION RIGHTS AGREEMENT. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

              (g) ADVERSE CHANGES. Since December 31, 1997, no event which had or is likely to have, in the reasonable judgment of the Investors, a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries shall have occurred.

              (h) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' Counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing and authorizing resolutions of the Company.

              (i) DEBENTURES AND WARRANTS. The Investors shall have received certificates representing the Debentures and Warrants in the form and substance of EXHIBIT 1.1A and EXHIBIT 1.1B hereto.

              (j) DUE DILIGENCE. Each Investor shall have completed its financial, accounting, operational and legal due diligence in a manner satisfactory to such Investor in its sole discretion.

                                     ARTICLE V

                                  LEGEND AND STOCK

       The Company will issue one or more certificates representing the Debentures and the Warrants in the name of the Investor and in such denominations to be specified by the Investor prior to (or from time to time subsequent to) Closing. Each certificate representing the Debentures and the Warrants and any shares of Common Stock issued upon conversion or exercise thereof initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

       The Company agrees to reissue Debentures and Warrants without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Debentures and/or Warrants and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144(k) under the Act, or (ii) such Debentures and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

       Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Debentures or Warrant Shares issued upon exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares and Warrant Shares without such legend. Any Common Shares issued pursuant to conversion of Debentures or Warrant Shares issued upon exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Investor agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements or in accordance with an exemption from the registration requirements of the Act.

       Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.


                                     ARTICLE VI

                                    TERMINATION



       Section 6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and each of the Investors.

       Section 6.2 OTHER TERMINATION. This Agreement may be terminated by action of the Board of Directors of the Company or by any of the Investors at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                    ARTICLE VII

                                   MISCELLANEOUS



       Section 7.1 STAMP TAXES. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures pursuant hereto, the Common Shares issued upon conversion thereof, and the Warrant Shares issued upon exercise of the Warrants.

       Section 7.2   SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; JURY TRIAL.

              (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

              (b) THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

              (c) THE COMPANY AND EACH INVESTOR HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

       Section 7.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Registration Rights Agreement, the Warrants, the Debenture and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

       Section 7.4 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

              to the Company:

                               Zitel Corporation
                               47211 Bayside Parkway
                               Fremont, California  94538
                               Attention:  Chief Financial Officer
                               Facsimile:  (510) 440-8526


              with copies to:

                               Cooley Godward LLP
                               One Maritime Plaza
                               20th Floor
                               San Francisco, California  94111
                               Attention:  John L. Cardoza, Esq.
                               Facsimile:  (415) 951-3699
              to the Investors:

                               To each Investor at the address and/or fax number set forth on SCHEDULE I of this Agreement.

              with copies to:

                               Kleinberg, Kaplan, Wolff & Cohen, P.C.
                               551 Fifth Avenue, 18th Floor
                               New York, New York 10176
                               Attention:  Stephen M. Schultz, Esq.
                               Facsimile:  (212) 986-8866


Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

       Section 7.5 INDEMNITY. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

       Section 7.6 WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

       Section 7.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

       Section 7.8 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors, except that the Company may assign this Agreement in connection with a Change of Control Transaction occurring in excess of thirty (30) days after the Effectiveness Date (as defined in the Debenture) (such 30 days to be extended one day for every day after that date on which there is not Effective Registration), so long as such assignment places the Investors in a position economically equivalent to that in which they would have been but for such assignment, in accordance with the terms of the Debentures and the Warrants. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder subject to the consent of the Company (such consent not to be unreasonably withheld) in connection with any sale or transfer of all or any portion of the Debentures or Warrants held by such Investor, provided that no consent of the Company will be required for any transfer or assignment by the Investor to (i) an affiliate or affiliates of the Investor or (ii) any person or entity whose investments are managed by an investment adviser that is the same as, or an affiliate of, the investment manager of the Investor.

       Section 7.9 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

       Section 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

       Section 7.11 SURVIVAL. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

       Section 7.12 EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

       Section 7.13 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith and any public announcement (other than the filing of this Agreement as an exhibit on Form 8-K), including the name of an Investor will be approved by each Investor in advance of the release of such announcements. Notwithstanding the foregoing, on the Closing Date the Company may issue a public announcement stating only that (a) the Company had completed a $10,000,000 financing of convertible debentures with an institutional investor, and that (b) the convertible debentures are subject to a conversion price fixed pursuant to a formula which includes a 10% discount.

       Section 7.14 SEVERABILITY. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

       Section 7.15 LIKE TREATMENT OF HOLDERS; REDEMPTION. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of Debentures or exercise of the Warrants, or otherwise, to any holder of Debentures or Warrants, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Debenture or this Agreement or the Registration Rights Agreement or the Warrants, unless such consideration is required to be paid to all holders of Debentures and Warrants bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Debentures or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any Debentures unless such offer of redemption is made pro rata to all holders of Debentures on identical terms.

       Section 7.16 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


                             [SIGNATURE PAGES FOLLOW]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       ZITEL CORPORATION


                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:



                                       INVESTORS:


                                       HALIFAX FUND, L.P.


                                       By:    THE PALLADIN GROUP, L.P.
                                       Attorney-in-Fact



                                              By:
                                                  ----------------------------
                                              Name:  Robert Chender
                                              Title: Managing Director



                                       PALLADIN PARTNERS I, L.P.


                                       By:    PALLADIN ASSET MANAGEMENT, L.L.C.
                                       General Partner



                                              By:
                                                  ----------------------------
                                              Name:
                                              Title:

                                       PALLADIN OVERSEAS FUND LIMITED


                                       By:    THE PALLADIN GROUP L.P.
                                       Attorney-in-Fact



                                              By:
                                                  ----------------------------
                                              Name:  Robert Chender
                                              Title: Managing Director



                                       THE GLENEAGLES FUND COMPANY


                                       By:    THE PALLADIN GROUP L.P.
                                       Attorney-in-Fact



                                              By:
                                                  ----------------------------
                                              Name:  Robert Chender
                                              Title: Managing Director



                                       PALLADIN SECURITIES, LLC



                                       By:
                                           ------------------------------------
                                       Name:   Robert Chender
                                       Title:  Principal


                                       COLONIAL PENN LIFE INSURANCE COMPANY


                                       By:    THE PALLADIN GROUP L.P.
                                       Attorney-in-Fact



                                              By:
                                                  ----------------------------
                                              Name:  Robert Chender
                                              Title: Managing Director



             [SIGNATURE PAGE TO ZITEL CORPORATION CONVERTIBLE
                 SUBORDINATED DEBENTURE PURCHASE AGREEMENT]

                               EXHIBITS AND SCHEDULES



Schedule I               List of Investors

Exhibit 1.1A             Form of Debenture

Exhibit 1.1B             Form of Warrant


Disclosure Schedule:

     Section 2.1(a)      Subsidiaries

     Section 2.1(c)      Capitalization

     Section 2.1(f)      Press Releases

     Section 2.1(i)      Liabilities

     Section 2.1(p)      Litigation

     Section 2.1(s)      Outstanding Securities with Registration Rights, etc.

     Section 2.1(t)      Officers, Directors and Employee's Transactions with
                         Company

Exhibit 2.1(c)(i)        Articles of Incorporation of the Company

Exhibit 2.1(c)(ii)       By-Laws of the Company

Exhibit 4.2(e)           Opinion of Company Counsel

Exhibit 4.2(f)           Registration Rights Agreement

                                     SCHEDULE I

                                      OUTSTANDING        NUMBER                       RESTRICTED
                                    PRINCIPAL AMOUNT       OF                         OWNERSHIP
INVESTOR                              OF DEBENTURES     WARRANTS    PURCHASE PRICE    PERCENTAGE
--------                            ----------------    --------    --------------    ----------
Halifax Fund, L.P.                     $2,500,000         37,500       $2,500,000        4.9%
c/o The Palladin Group, L.P.
Investment Manager
40 West 57th Street
New York, New York 10019
Attn: Kevin Gerlitz

Telephone:  (212) 698-0500
Facsimile:  (212) 698-0599

Palladin Partners I, L.P.              $1,500,000         22,500       $1,500,000        4.9%
c/o Palladin Asset Management
40 West 57th Street
New York, New York 10019
Attn: Kevin Gerlitz

Telephone:  (212) 698-0500
Facsimile:  (212) 698-0599

Palladin Overseas Fund Limited         $1,500,000         22,500       $1,500,000        4.9%
c/o The Palladin Group, L.P.
Investment Manager
40 West 57th Street
New York, New York 10019
Attn: Kevin Gerlitz

Telephone:  (212) 698-0500
Facsimile:  (212) 698-0599

The Gleneagles Fund Company            $1,500,000         22,500       $1,500,000        4.9%
c/o The Palladin Group, L.P.
Investment Manager
40 West 57th Street
New York, New York 10019
Attn: Kevin Gerlitz

Telephone:  (212) 698-0500
Facsimile:  (212) 698-0599

Palladin Securities, LLC               $1,500,000         22,500       $1,500,000        4.9%
40 West 57th Street
New York, New York 10019
Attn: Kevin Gerlitz

Telephone:  (212) 698-0500
Facsimile:  (212) 698-0599

Colonial Penn Life Insurance
 Company                               $1,500,000         22,500       $1,500,000        4.9%
c/o The Palladin Group, L.P.
Investment Manager
40 West 57th Street
New York, New York 10019
Attn: Kevin Gerlitz

Telephone:  (212) 698-0500
Facsimile:  (212) 698-0599

TOTAL
                                    ----------------    --------    --------------
                                       $10,000,000       150,000     $10,000,000

                                DISCLOSURE SCHEDULE



     This Disclosure Schedule has been prepared by Zitel Corporation ("Zitel" or the "Company") in connection with that certain Convertible Debenture Purchase Agreement (the "Agreement") dated as of June 16, 1998 by and between Zitel and the investors identified on Schedule I of the Agreement (the "Investors") and is provided by Zitel to the Investors on a confidential basis. Unless indicated otherwise below, the information contained herein is current as of June 10, 1998. Section headings are intended for ease of reference only.

Section 2.1(a) - SUBSIDIARIES

(a)       Zitel International Corporation

(b)       Zitel SARL

(c)       Zitel Export Corporation

(d)       Zitel World Trade (d/b/a Datametrics Systems Corporation)

(e)       Datametrics Systems Limited

(f)       Datametrics Systems Nederland B.V.

Section 2.1(c) - CAPITALIZATION

1. 5% Convertible Subordinated Debentures Due 1999: $5,454,000 aggregate principal amount

2.        1984 Employee Stock Purchase Plan (as of 6/10/98)
          Issued:               888,789
          Available for Issuance:    111,211

3.        1990 Employee Stock Option Plan (as of 6/10/98)
          Outstanding:             2,169,726
          Available for Issuance:    412,915

4.        1995 Non-Employee Director Plan (as of 6/10/98)
          Outstanding:                81,000
          Available for Issuance:     98,000

5.        Series A Junior Participating Preferred Stock (see Form 8-K filed June
          1996)

Section 2.1(f) - PRESS RELEASES

Date           Title
----           -----
10/13/97  Global One Uses Zitel's CASE-II/Enterprise in Cross-Platform Oracle
               Application-Experiences 400% Productivity Gain

10/20/97  Datametrics Launches Automated Workload Analyzer for ViewPoint

10/30/97  Zitel Reports Year-End Results

11/3/97   Datametrics and ICL Raise the Level of High-Performance Capabilities
               for NT/UNIX Servers

11/10/97  Zitel Appoints New Officer

11/26/97  Zitel CEO Reports Changes To Beneficial Ownership of Zitel Common
               Stock

12/1/97   Siemens Nixdorf Choose ViewPoint from Datametrics to provide
               Performance Analysis for Reliant UNIX and SINIX Operating System SINIX Operating Systems

12/9/97   Zitel Previews "Portable Factory" at DCI's Year 2000 Show

1/26/98   Zitel Reports First Quarter Fiscal 1998 Results

1/26/98   Zitel Awarded Back-Drop Contract by the State of New York

2/17/98   Datametrics Simplifies Internet Users' Lives

3/16/98   Zitel Corporation Announces New Vice President of Worldwide Sales

3/23/98   Datametrics ViewPoint Enhances Oracle Database Performance

4/6/98    Datametrics Reaffirms Commitment to Unisys Users With Latest Version
               of ViewPoint
4/28/98   Zitel Reports Results for Second Quarter Fiscal 1998

Disclosure Schedule - Page 29                                          6/12/98

Date           Title
----           -----
5/4/98    Datametrics and Sequent Team Up to Provide Performance Management
               Products for Sequent Customers

5/4/98    Zitel Strengthens Commitment to Expanding Significant Industry Partner
               Program

5/11/98   Datametrics and Status Forge Partnership Bringing Performance Bringing
               Performance Management Capabilities to Stratus Customers

5/20/98   Zitel Corporation Contracts Manufacturing to Hitachi Computer Products
               (America), Inc.

5/28/98   Zitel and Partner FDC Technologies Awarded Year 2000 Contract by the
               National Institute of Health

Section 2.1(i) - CONTINGENT LIABILITIES

     The Company has incurred and may continue to incur certain liabilities in connection with (1) a proposed business combination/reorganization, including without limitation fees and expenses of legal counsel, investment bankers and accountants; and (2) a proposed divesture of its storage division, including without limitation fees and expenses of legal counsel, investment bankers and accountants, costs related to employee severance packages, and expenses attributable to ongoing customer support commitments and product warranties.

Section 2.1(p) - LITIGATION

     Two employees have threatened litigation against the Company or its subsidiaries: Beryl Crisp (UK - for wrongful termination and sexual discrimination) and Marc Schuurkes (Netherland - for non-payment of commissions). There is also ongoing litigation in the Netherlands regarding a claim of wrongful termination by Mr. M.H.S.M. Schneider.


Section 2.1(s) - OUTSTANDING SECURITIES SUBJECT TO REGISTRATION RIGHTS, ETC.

1. $5,454,000 aggregate principal amount of 5% Convertible Subordinated Debentures due 1999

Section 2.1(t) - CERTAIN TRANSACTIONS

1.   Retention/special severance pool

2.   Incentive payment to divest businesses

3.   Severance agreements for selected employees